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                                                                     Exhibit 4.2


           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT


Date of Issuance: October 1, 1998                 Number of Shares:________
                                                         (subject to adjustment)


                            IDEXX LABORATORIES, INC.

                          Common Stock Purchase Warrant

                         (Void after September 30, 2003)


         IDEXX Laboratories, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that ______________________ (the "Registered Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before September 30, 2003 (the "Expiration Date") at not later than 5:00 p.m. (Portland, Maine time), ________ shares of Common Stock, $.10 par value per share, of the Company, at a purchase price of $31.59 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

         1.       Vesting Schedule.

                  (a) This Warrant will become exercisable ("vest") as to 33.33% of the original number of Warrant Shares on each of December 31, 2000, December 31, 2001 and December 31, 2002. The right of exercise shall be cumulative so that to the extent this Warrant is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Warrant Shares for which it is vested until the earlier of the Expiration Date or the termination of this Warrant under this Section 1.

                  (b)      Notwithstanding the foregoing vesting schedule:

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                           (i) this Warrant shall become immediately vested in
full in the event (A) the Registered Holder dies or becomes disabled (meaning that the Registered Holder is unable to perform his duties as an employee of the Company for a period of 90 consecutive days due to illness or injury) or the Registered Holder's employment with the Company is terminated by the Company without Cause (as defined below) or by the Registered Holder for Good Reason (as defined below) or (B) a Change in Control Event (as defined below) occurs during the term of the Registered Holder's employment with the Company; and

                           (ii) in the event the Registered Holder's employment
with the Company is terminated by the Company for Cause or by the Registered Holder without Good Reason, this Warrant shall not become exercisable for any additional Warrant Shares for which it is not exercisable as of the date of such termination.

                  (c) For purposes of this Warrant, the following terms shall have the following meanings:

                           (i) "Cause" for termination shall mean (a) the
Registered Holder's willful material misconduct, embezzlement, fraud, or other criminal act involving moral turpitude, or (b) gross negligence in the performance of the Registered Holder's duties to the Company, or (c) any breach by the Registered Holder of any employment agreement, invention and non-disclosure agreement, non-competition agreement or similar agreement with the Company that is not cured within 15 days after receipt of written notice thereof from the Company.

                           (ii) "Good Reason" for termination shall be deemed to
exist upon the occurrence of any of the following events without the Registered Holder's written consent: (A) a material reduction or diminution in his or her position, authority or responsibilities as in effect on the date of issuance of this Warrant, excluding an action or circumstance which is remedied by the Company within five business days following written notice from the Registered Holder to the Company describing such action or circumstance, provided that the Registered Holder must provide such notice within 30 days after becoming aware of the circumstances which constitute the alleged reduction or diminution; (B) a reduction in the Registered Holder's annual base salary, unless a proportionate reduction is made to the annual base salaries of all of the Company's employees holding positions at a comparable level to that of the Registered Holder (provided that such reduction will not in any event exceed 5% of annual base salary); (C) a relocation of the Registered Holder's principal place of employment to a new location that is more than 75 miles from the current location in Greensboro, North Carolina (unless such new location is closer than the current location to his or her

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residence); or (D) a breach by the Company of its employment agreement dated
September 23, 1998 with the Registered Holder that is not cured within 15 days after receipt of written notice thereof from the Registered Holder.

                           (iii) "Change in Control Event" shall mean the
consummation of a (A) merger, consolidation, reorganization, recapitalization, tender offer involving the Company, immediately following which the individuals and entities who were the beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, less than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such transaction, (B) a sale of all or substantially all of the assets of the Company or (C) a sale of all or substantially all of the Buyer Pharmaceutical Division (as defined in the Stock Purchase Agreement dated September 23, 1998 among the Company, the Registered Holder and certain other parties thereto (the "Stock Purchase Agreement")), whether by stock sale, asset sale or otherwise.

                  (d) For purposes of this Warrant, the Registered Holder shall be deemed to be an employee of the Company if he or she is an employee of a subsidiary of the Company.

         2.       Exercise.

                  (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

                  (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by
(ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 2(b) below (the "Exercise Date") over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to the preceding sentence with respect to the maximum number of Warrant Shares purchasable pursuant to this

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method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

                           (i) If the Common Stock is listed on a national
securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the day immediately preceding the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

                           (ii) If the Common Stock is not listed on a national
securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount determined by the Board of Directors to represent the fair market value per share of the Common Stock; and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly make such a determination and notify the Registered Holder of the Fair Market Value per share of Common Stock.

                  (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (d) As soon as practicable after the exercise of this Warrant in full or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder may direct (it being understood that such issuance shall be made without charge to the Registered Holder for any issuance tax or other cost incurred by the Company in connection with such exercise and issuance, excluding any applicable transfer taxes):

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                           (i) a certificate or certificates for the number of
full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 2(b) above.

         3.       Adjustments.

                  (a) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (b) If there shall occur any reorganization, recapitalization, consolidation, merger or sale involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, consolidation, merger or sale, the Registered Holder of this Warrant shall have the right to receive upon the exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive if, immediately prior to such reorganization, recapitalization, consolidation, merger or sale, the Registered Holder had held the number of shares of Common Stock subject to this Warrant. Notwithstanding the foregoing sentence, if (x) there shall occur any reorganization, recapitalization, consolidation, merger or sale involving the Company in which the Common Stock is

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converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of any such reorganization, recapitalization, consolidation, merger or sale, (i) the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (A) the number of shares of Common Stock then subject to this Warrant by (B) a fraction, the numerator of which is the Fair Market Value per share of Common Stock as of the effective date of such transaction, as determined pursuant to subsection 2(b), and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Board of Directors of the Company (using the principles set forth in subsection 2(b) to the extent applicable), and (ii) the exercise price per share of common stock of the acquiring or surviving company shall be the Exercise Price divided by the fraction referred to in clause (B) above. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

                  (c) When any adjustment is required to be made pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth such adjustment (including the kind and amount of securities, cash or other property into which this Warrant shall be exercisable and the Purchase Price) and a brief statement of the facts requiring such adjustment.

         4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 2(b) above.

         5.       Transfer Restrictions.

                  (a) This Warrant may not be sold or transferred without the prior written consent of the Company, except in compliance with the provisions of subsections 5(b) and 5(c) below. Any permitted transfer shall be effected by

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surrendering this Warrant, along with a properly executed assignment, at the principal office of the Company.

                  (b) This Warrant may be sold or transferred (i) in the case of a Registered Holder which is a corporation, to a wholly owned subsidiary of such corporation, (ii) in the case of a Registered Holder which is a partnership, to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, and (iii) in the case of a Registered Holder which is a limited liability company, to a member of such limited liability company or a retired member of such company or to the estate of any such member or retired member, provided that the transferee in each case
(A) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Act"), and (B) agrees in writing to be subject to the terms of this Section 5 to the same extent as if it were the original Registered Holder hereunder. In the event of the death or disability of the Registered Holder prior to the Expiration Date, this Warrant shall be exercisable in accordance with its terms by the personal representative or the estate of the Registered Holder.

                  (c) The Warrant Shares may not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

                  (d) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

         6. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

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         7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with, in the case of any Restricted Holder other than an institutional investor, surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, at its expense, in lieu thereof, a new Warrant of like tenor.

         9. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office at One IDEXX Drive, Westbrook, Maine 04092.

        10. No Rights as Stockholder.

                  (a) Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to this Warrant are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

                  (b) If the Company pays any dividend upon the Common Stock (whether payable in cash, securities or other property), other than a regular cash dividend paid out of earnings or earned surplus (determined in accordance with

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generally accepted accounting principles) or a stock dividend payable in shares of Common Stock, then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, such dividend which would have been paid to such Registered Holder if he or she had been the owner of record of such Warrant Shares immediately prior to the record date for such dividend or, if no record is fixed, the date as of which the record holders of Common Stock entitled to such dividend are to be determined.

         11. Cancellation of Warrant. The Registered Holder acknowledges and agrees that this Warrant may be cancelled with respect to a portion of the Warrant Shares in satisfaction of claims for which the Company is entitled to indemnification in accordance with the terms of Article VI of the Stock Purchase Agreement, as follows. If the Company has in good faith delivered a Claim Notice or Expected Claim Notice (each as defined in the Stock Purchase Agreement) within six months after the date of this Warrant claiming damages from the Registered Holder, and such claim has not been paid by the Registered Holder or otherwise resolved, then (subject to the limitations set forth in Article VI of the Stock Purchase Agreement) the Company shall be entitled to delay the exercise of such portion of this Warrant as has a value (determined pursuant to Section 6.5 of the Stock Purchase Agreement) equal to the Claimed Amount (as defined in the Stock Purchase Agreement) (or any lesser amount then claimed), less any portion thereof as has actually been paid by the Registered Holder pursuant to Article VI of the Stock Purchase Agreement with respect to such claim. Upon the resolution of any indemnity claim that was the subject of an exercise delay under this Section 11, (i) the Company shall be entitled to cancel such portion of this Warrant (subject to the limitation on the number of Warrant Shares which may be cancelled set forth in Section 6.5(a) of the Stock Purchase Agreement) as has a value (determined pursuant to Section 6.5 of the Stock Purchase Agreement) equal to the amount of Damages (if any) the Company is entitled to receive pursuant to the resolution of such indemnity claim (which shall release the Registered Holder of its obligation to pay such amount to the Company under Article VI of the Stock Purchase Agreement) and (ii) the right to exercise the balance of such Warrant (to the extent then vested) shall be immediately reinstated.

         12. Change or Waiver. This Warrant is one of a series of Warrants issued by the Company, all dated the date hereof and substantially similar in form, except as to the number of shares of Common Stock subject thereto (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of Company Warrants representing at least 70% of the number of shares of Common Stock then subject to outstanding Company Warrants; provided that any such amendment or waiver must apply to all Company

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Warrants then outstanding; and provided further that the number of Warrant
Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant.

         13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         14. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.



                                            IDEXX LABORATORIES, INC.



                                            By:________________________________

                                            Title:_____________________________

ATTEST:






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                                                                       EXHIBIT I


                                  PURCHASE FORM


To: IDEXX LABORATORIES, INC.                         Dated:______________


         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

                  _ $_________ in lawful money of the United States, and/or

                  _ the cancellation of such portion of the attached Warrant as is exercisable for a total of ______ Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation).


                                      Signature:__________________________

                                      Address:____________________________

                                              ____________________________


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